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                                                                  EXECUTION COPY

                           ACCOUNT PURCHASE AGREEMENT

         This ACCOUNT PURCHASE AGREEMENT, dated as of August 15, 2001, is by and among YOUR:)BANK.COM, a Utah industrial loan corporation ("Seller"); Computer Receivable Acquisition Group, LLC, a Delaware limited liability company ("Purchaser"), (i) with respect to Sections 6.5 and 7.1 only; Gateway, Inc., a Delaware Corporation, (ii) with respect to Section 7.2 only; the following companies: EMCC Servicing LLC, an Ohio limited liability company, Computer Finance LLC, a Delaware limited liability company, EMCC, Inc., a Delaware corporation ("EMCC") and Asta Funding, Inc., a Delaware corporation ("Asta").

                              W I T N E S S E T H:

         WHEREAS, Seller has originated and has acquired certain credit card accounts used to finance the purchase of personal computers and related peripherals and software sold by Gateway, Inc. and its Affiliates ("Gateway"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller certain of the accounts and related property;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Account(s)" means a credit account (excluding accounts that have been charged off as of the Effective Time) on which a purchase transaction has been made by (or by a person authorized by) the Customer pursuant to a Credit Card originally issued by Hurley State Bank or Seller that is identified on the Tape in the "AMBS-INT-STATUS" field with the designate of "A" signifying an active account. For purposes hereof, an "Account" includes, without limitation, all Receivables thereunder, all rights to receive payment thereunder, all security interests granted by the Customer (as hereinafter defined) and all Books and Records with respect thereto. Descriptively, each Account is a consumer line of credit owned by Seller, a wholly-owned subsidiary of Gateway. The Accounts represent specialty credit card accounts issued by Hurley State Bank or Seller since September 1999 to finance consumer purchases of Gateway's products having

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an aggregate outstanding principal balance (including billed interest fees and charges) as of the end of business of May 31, 2001 of approximately $264.3 million, excluding accounts that have been charged off as of the Effective Time. For purposes of this Agreement, Account(s) excludes any account where a legal claim or counterclaim has been filed by the Customer prior to the Closing Date and accounts which reflect a zero or negative balance. However, Accounts from Customers that are the subject of litigation listed on Schedule 5.2(l) are not Accounts even though contained on the Tape.

         "Account Balance" means the aggregate outstanding balance on any Account including, but not limited to principal , billed interest, fees and charges, which amount as of the Effective Time is identified on the Tape.

         "Affiliate" means with respect to any person, any other person controlling or controlled by or under common control with such person. For purposes of this definition "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" having meanings correlative to the foregoing. For purposes of this definition, "person" means any natural person or person by operation of law.

         "Agreement" means this Account Purchase Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

         "Applicable Law" means any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.

         "Assets to be Sold" shall have the meaning set forth in Section 2.1.

         "August Collection Period" shall have the meaning set forth in Section 3.2(a).

         "Bill of Sale Agreement" means a Bill of Sale Agreement in substantially the form of Exhibit A hereto.

         "Books and Records" means all of Seller's books, records, manuals, documents, materials and other information related to the Accounts and used for the creation and ongoing servicing or enforcement of the Accounts, in the paper, electronic or other form in which they are maintained by Seller, including, without limitation, each Loan Application, if any, Loan Agreement, retained correspondence from or to any holder of an Account, individual FICO scores and

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other underwriting data involved in the lending decision, all information provided by or obtained from any credit reporting agencies relating to the holder of the Account, and any other documents and materials specifically relating to each Account.

         "Closing" shall have the meaning set forth in Section 4.

         "Closing Date" means August 23, 2001, or such later date as (a) Purchaser may elect in accordance with Section 3.2 (such date not to be later than August 31, 2001), or (b) such date as the parties may otherwise agree.

         "Closing Statement" means a statement prepared by Seller and Purchaser with respect to the Assets to be Sold as of the Time of Transfer and attached as Exhibit B.

         "Credit Account Information" shall mean Accounts, Loan Agreements, Loan Applications, Account documents, credit cards, credit agreements, sales slips, credit slips and other related documents relating to the Accounts.

         "Credit Card" means a card originally issued by Hurley State Bank or Seller and bearing the name, logo or symbol(s) of Gateway or bearing or including the name "Gateway" and commonly known as a credit card.

         "Customer" means an obligor under an Account.

         "Effective Time " means 12:01 AM on June 1, 2001.

         "Gross Collections" refers to the gross collections received on an Account without reduction for expenses or other reasons.

         "Lien" means any lien, mortgage, security interest, pledge, charge, equity, encumbrance or interest of any kind whatsoever with respect to the Assets to be Sold.

         "Loan Agreement" means, with respect to any Account, the written agreement entered into by and between the Seller or Hurley State Bank, as applicable, and the Customer on such account in respect thereof setting forth the terms and conditions for such Account, all forms of which are attached hereto as Exhibit D-1.

         "Loan Application" means, with respect to any Account, the electronic data relating to an applicant captured at the point of sale by the sales

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representative when the applicant applied for an Account, all forms of which are attached hereto as Exhibit D-2.

         "Purchase Percentage" shall mean thirty-three percent (33%)

         "Purchase Price" shall have the meaning set forth in Section 3.1 below.

         "Receivable" means all financial obligations of each Customer arising under the Accounts, including but not limited to, any amounts owing for the payment of goods and services, periodic finance charges, late charges, returned checks and any other fee, expense or charge of every nature, kind and description whatsoever, excluding receivables deemed charged off accounts prior to the Effective Time.

         "Refund" means the amount payable under Section 6.5.

         "Tape" shall refer to an electronic tape of Accounts for the Receivables which is readable and easily convertible encompassing the entire master file, together with a copy of the record layout thereof.

         "Time of Transfer" means 12:01 AM PST on the Closing Date.

         "Trust Account" shall have the meaning set forth in Section 3.2(b).

         "Total Outstanding Receivables Balance" means the aggregate of the Account Balances of all Receivables.

         2.       Assets to be Sold

         2.1 Sale and Purchase. On the Closing Date, effective as of the Effective Time and subject to the terms and conditions set forth herein, Seller shall sell, transfer, assign and otherwise convey to Purchaser, on a servicing released basis, free, clear and unencumbered title in and to the following: (i) the Accounts, (ii) the Credit Account Information, and (iii) all other rights, businesses, properties, agreements and assets relating to the foregoing ((i), (ii) and (iii) above collectively, the "Assets to be Sold").

         Except as specifically provided for in this Agreement, the sale of the Accounts and the other Assets to be Sold is made without recourse to Seller (and Seller shall have no right in any event to reacquire the Accounts or the Assets to be Sold).

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         3.       Consideration for Assets to be Sold.

         3.1 Purchase Price. In consideration for the sale by Seller to Purchaser of the Assets to be Sold as provided in Section 2.1 above, Purchaser agrees to pay Seller, as adjusted in Section 3.2 below, on the Closing Date, an amount equal to (1) the product of (i) the Purchase Percentage, multiplied by
(ii) the Total Outstanding Receivables Balance as of the Effective Time (which amount is as set forth on the Tape)(the product of (i) and (ii) being the "Purchase Price"), plus (2) the amount of compensation due and payable by Seller to Ironwood Capital in connection with the sale of the Receivables to Purchaser (being 33 basis points (.33%) of the Purchase Price, not to exceed $300,000), less (3) the amount the Purchaser has identified as qualifying for a Refund prior to the Closing Date pursuant to the standards set forth in Section 6.5 below. Assuming the aggregate principal balance of the Receivables as of the Effective Time is $264,267,727, and that no Accounts are determined to qualify for a Refund prior to the Closing Date, then the Purchase Price for the Receivables is $87,208,350, plus $287,788 in commissions for Ironwood Capital.

         3.2      Purchase Price Payment Adjustments.

         (a) At Closing. The actual payment made by Purchaser to Seller on the Closing Date in respect of the Purchase Price shall be (x) reduced in an amount equal to (i) the Gross Collections from the Effective Time through July 31, 2001 because Seller will be deemed to have collected such payments on Purchaser's account during such time period, plus (ii) $8,000,000, which amount is an estimate of the collections from August 1, 2001 through August 31, 2001 (the "August Collection Period"), and (y) increased in an amount equal to the direct out of pocket servicing costs associated with the Accounts, paid by Seller to Associates Commerce Solutions ("Associates") for the Effective Time through the Closing Date (consistent with the pricing set forth on Exhibit B of the current Service Agreement between Seller and Associates, a copy of which has been provided by Seller to Purchaser and is attached hereto as Exhibit F (the "Servicing Agreement")) because Seller will be deemed to have made any such payments on Purchaser's account during such time period.

         Purchaser shall have the right to extend the Closing Date beyond August 23, 2001, but in no event beyond August 31, 2001, unless such extension is due to Seller's inability to close on or before August 31, 2001 or the failure of a condition precedent to Purchaser's closing obligation (an "Extending Event"). In the event Purchaser extends the Closing Date beyond August 23, 2001 and such extension is not due to an Extending Event, Purchaser shall pay Seller a per

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diem amount equal to the net amount to be wired to Seller by Purchaser as set forth on the Closing Statement, multiplied by a factor of .000132, until the earlier of the actual Closing Date or August 31, 2001.

         (b) Reconciliation. Purchaser and Seller shall no later that September 10, 2001 reconcile actual Gross Collections for the August Collection Period. To the extent that Gross Collections during the August Collection Period are (i) less than $8,000,000, then Purchaser shall pay to Seller the difference between such Gross Collections and $8,000,000 within five business days of determining such amount, or (ii) greater than $8,000,000, then Seller shall pay to Purchaser the difference between such Gross Collections and $8,000,000 within five business days of determining such amount. Purchaser shall receive the full benefit of all collections received by Seller or its agents after the Effective Date regardless of whether agents of Seller, such as outside third party collection agencies, may have received the funds prior to the Effective Date (net of any outside third party collection agency fees or the like).

         Seller shall cause Associates to deposit on a daily basis all Gross Collections and all other collections on the Seller's receivables received after September 1, 2001 by Associates which cannot be properly identified as being due either Seller or Purchaser into a trust account in a form reasonably acceptable to Seller and Purchaser (the "Trust Account") requiring the joint signatures of Purchaser and Seller. Purchaser's and Seller's representatives shall on a daily basis cause collections deposited into the Trust Account to be transferred as follows: (i) Gross Collections and gross collections on those certain charged off receivables purchased by Purchaser from Seller pursuant to an Account Purchase Agreement dated as of August 15, 2001 and executed simultaneously with this Agreement shall be transferred to the Purchaser, and (ii) all other collections on Seller's receivables shall be transferred to the Seller. Seller and Purchaser shall work in good faith together and with Associates to attempt to have Customers redirect their payments to Purchaser or Seller, as may be appropriate.

         3.3 Closing Statement. Seller and Purchaser will execute a Closing Statement, as Exhibit B, detailing the Purchase Price calculations described in Sections 3.1 and 3.2 above.

         3.4 Documents Due on or before the Closing Date. On or before the Closing Date, (a) Seller and Purchaser shall each execute and deliver a Bill of Sale Agreement in the form attached as Exhibit A; (b) Seller shall deliver to Purchaser (i) the Credit Account Information, and (ii) the Tape with data as of the Effective Time which Seller has delivered to Purchaser, the contents of which are hereby incorporated herein by reference; and (c) Seller shall execute and deliver to Purchaser (i) such Uniform Commercial Code financing statements as may be reasonably required to evidence the sale contemplated hereby, (ii) an

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incumbency, secretary's or similar certificate, (iii) powers of endorsement in the form attached hereto as Exhibit E, and (iv) a "Goodbye Letter" signed by Seller and Addressed to Customers in a form to be mutually agreed upon, provided that the expense and responsibility for sending such Goodbye Letters shall be borne by Purchaser; and (d) Purchaser shall execute and deliver to Seller an incumbency, secretary's or similar certificate.

         3.5 Treatment as a Sale. The parties intend that the sale of the Assets to be Sold hereunder shall constitute a purchase and sale and not a loan.

         4. Closing. The closing with respect to the sale and purchase of the Assets to be Sold (the "Closing") shall take place on the Closing Date at the offices of Gateway, Inc. located in San Diego, California or such other mutually agreed location. If the Closing has not occurred: (i) on or before August 31, 2001 because the conditions precedent (as specified in Sections 9) to Seller's obligation to close have not been satisfied or waived, or (ii) on or before October 6, 2001 because the conditions precedent (as specified in Section
8) to Purchaser's obligation to close have not been satisfied or waived, then the party who was prepared to close but for the other party's inability to close may elect to terminate this Agreement. The parties shall each attempt in good faith to satisfy all conditions precedent and close this transaction.

         5.       Representations, Warranties and Covenants

         5.1 Purchaser's Representations, Warranties and Covenants. Purchaser hereby represents and warrants, as of the Closing Date and as of the date of execution of this Agreement, that:

         (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the full power, authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement. The members of Purchaser and their respective ownership interests of Purchaser are EMCC Servicing LLC (50%) and Computer Finance LLC (50%).

         (b) Purchaser (and its Affiliates) are solely liable and responsible for compensating any of its brokers and agents in connection with the transactions contemplated by this Agreement and as reimbursement to Seller for its broker pursuant to Section 3.1.

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         (c)      Assuming the due authorization, execution and delivery of this
Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the sale of accounts receivable generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under Purchaser's organizational documents, any federal or state law applicable to Purchaser or any agreement to which Purchaser is a party or by which Purchaser or any of its property is bound.

         (e) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or other person needs to or will be made or obtained by Purchaser for the due execution, delivery or performance of this Agreement and the transactions contemplated hereby.

         5.2 Seller's Representations, Warranties and Covenants. Seller hereby represents and warrants, as of the Closing Date and as of the Effective Time, or such other date specifically set forth below, that:

         (a) Seller is an Industrial Loan Corporation duly organized, validly existing and in good standing under the laws of State of Utah and has the full power, authority and legal right to execute and deliver, engage in the transactions contemplated by and perform and observe the terms and conditions of this Agreement.

         (b) Seller (and its Affiliates) are solely liable and responsible for compensating any of its brokers and agents in connection with the transactions contemplated by this Agreement, except that, pursuant to Section 3.1, the amount of any compensation otherwise due and payable by Seller to Ironwood Capital (up to $300,000) in connection with the transactions contemplated by this Agreement shall instead be paid by Purchaser on the Closing Date.

         (c) Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the sale of accounts receivable

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generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under Seller's organizational documents, any federal or state law applicable to Seller or any agreement to which Seller is a party or by which Seller or any of its property is bound.

         (e) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or other person needs to or will be made or obtained by Seller for the due execution, delivery or performance of this Agreement and the transactions contemplated hereby, except for a notice required to be given and which shall be provided to the FDIC in the ordinary course prior to the Closing Date.

         (f)      Liens, Encumbrances and Title:

                           (1) Seller is the lawful owner of the Assets to be
                  Sold, free and clear of all Liens and encumbrances, including claims of servicers and any other agents of Seller, Gateway and their respective Affiliates.

                           (2) Upon the purchase of the Assets to be Sold by
                  Purchaser hereunder, Purchaser will acquire free, clear and unencumbered title in and to the Assets to be Sold.

         (g)      Books and Records and Accounting:

                           (1) All balances stated as being due on the Tape and
                  the Books and Records as delivered to Purchaser are true and correct as of each delivery of the Tape and Books and Records to Purchaser.

                           (2) All Books and Records and other information (not
                  stated in subsection (g)(1)) relating to the Accounts delivered to Purchaser under this Agreement (including the Tape) are true and correct. All information relating to the credit, charges, fees, payment history, customer inquiries, regulatory correspondence and other relevant information which is known or available to Seller relating to such Account is contained in the relevant Books and Records.

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                           (3) All payments or monies received with respect to
                  the payment of any Receivable have been properly applied and set forth on the Tape and Books and Records, and except as described in Section 5.2(n), the Receivables have not been settled in full or in part for a lesser amount.

         (h) The origination, administration and collection of each Account prior to the Closing Date complied in all material respects with all applicable federal and state laws and regulations, including, without limitation, the requirements of the Fair Debt Collection Practices Act (15 U.S.C. 1692 et seq.).

         (i)      No Account is subject to any valid defense or set-off.

         (j) Each Account has been properly created, maintained and serviced in all material respects solely by Seller or Hurley State Bank (or their respective Affiliates) or any other third-party contractor, including Associates, in full accordance with Seller's or Hurley State Bank's (as applicable) policies and procedures, all requirements of Applicable Law and in a manner consistent with, and not in violation of, any standard and customary practices utilized by prudent lenders engaged in the consumer lending businesses.

         (k)      [Intentionally Omitted]

         (l)      Litigation:

                  (1) There are no actions, suits or proceedings by or on behalf of a Customer or other third party which are pending against or affecting the Accounts. There are no actions, suits or proceedings which are pending against or affecting other lines of credit owned by Seller or Gateway similar to the Accounts except as identified on Schedule 5.2(l) attached hereto and incorporated herein by this reference.

                  (2) There are no actions, suits or proceedings by or on behalf of a Customer or other third party which have been threatened in writing against or affecting the Accounts, except as identified on Schedule 5.2(l) attached hereto and incorporated herein by this reference.

         (m) Each Account was entered into pursuant to one of the Loan Agreements and Loan Applications attached hereto as Exhibits D-1 and D-2.

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         (n)      Settlement offers were provided to certain Customers who
became sixty or more days delinquent. No discounts greater than 20% to 50% have been offered on the Receivables in the ordinary course, with such settlement amounts generally determined based upon a variety of factors, including severity of delinquency, ability to pay and other reasonable data; provided, however that greater discounts have been offered from time to time outside the ordinary course in extenuating circumstances to not more than six percent (6%) of the Accounts, such as in the case of a deceased Customer or where payment is being made by the parent or guardian of a young Customer. In no event were any discounts offered until the relevant Account became sixty or more days delinquent. If a settlement was received and accepted as payment in full for an Account, the Account Balance has been written down to $0 and is so reflected on the Tape.

         (o) The terms of the Loan Agreements in existence as of the Effective Time are legally enforceable.

         (p)      [Intentionally Omitted]

         (q)      Fraud.

                  (1)      No Account was fraudulently created by Seller.

                  (2)      No Account was fraudulently created by the Customer.

         (r) The sale of the Receivables hereunder is not a fact or circumstance indicating that an indebtedness has been discharged with respect to the Receivables in accordance with 26 U.S.C.ss.6050P and 26
C.F.R.ss.1.6060P-1(b)(2)(iv)(B). Seller agrees that it shall not file a Form 1099-C with respect to any of the Receivables.

         (s) As of the Effective Time, no Customer was deceased, nor was any Customer in a case under the Bankruptcy Code (whether Chapter 7 or Chapter
13), nor had any Customer filed for a case under the Bankruptcy Code prior to the Effective Time and after the creation of the Account (even if such petition was later dismissed).

         (t) Seller and Gateway are solvent as defined in Section 548 of the United States Bankruptcy Code.

         (u) Seller shall or shall cause Gateway to continue providing warranty and similar coverage, including customer and product support, to Customers consistent with Gateway policy then in effect covering Gateway's customers in general.

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         6.       Certain Agreements of Purchaser and Seller

         6.1      Further Assurances

         (a) By Seller. On and after the Closing Date, Seller shall (i) give such further assurances to Purchaser and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to effectively vest in Purchaser the full legal and equitable title to the Assets to be Sold, free, clear and unencumbered of Liens and to effectuate the purposes of this Agreement; and (ii) effect the orderly transition of the Accounts acquired by Purchaser.

         (b) By Purchaser. On and after the Closing Date, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to relieve and discharge effectively Seller from any obligations remaining under those liabilities and obligations specifically assumed by Purchaser hereunder and to effectuate the purposes of this Agreement.

         (c) Litigation. Purchaser may be required to commence litigation with respect to the collection of the Accounts transferred to Purchaser. Seller shall, or shall cause Gateway, to provide reasonable cooperation to Purchaser in order to provide reasonable, non-privileged, non-proprietary or confidential documentation that may be in Seller's possession after the Closing that were not transferred to Purchaser at Closing in order to assist Purchaser's efforts to prove that the debt is owed. Seller shall also provide affidavits of debt to Purchaser should Purchaser reasonably request such affidavit in order to effectuate collection. Any reasonable out-of-pocket costs of Seller incurred in this process shall be paid by Purchaser.

         (d) Additional Credit. Seller shall legally cancel all rights of Customers to receive additional credit under the Accounts prior to the Closing Date.

         6.2 Use of Customer Data. Purchaser shall not be permitted to sell, transfer or otherwise provide any Credit Account Information to any direct or indirect competitor of Gateway listed on Schedule 6.2 attached hereto and incorporated herein by this reference ("Competitor(s)"). The Competitors listed on Schedule 6.2 are sellers or providers of personal computers, servers, Internet access devices, peripheral devices, software, Internet access services or training, education, service or support relating to any of the foregoing ("Competitive Products"). Purchaser shall not solicit Customers to offer to them

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any Competitive Products, and no solicitations or offers for Gateway products or services shall be made without the prior written consent of Gateway.

         Purchaser acknowledges that a breach of this Section 6.2 would cause irreparable harm, and that it would be difficult to compensate fully with damages for a violation of this Section 6.2. Accordingly, Purchaser agrees that Gateway shall be entitled to temporary and permanent injunctive relief to enforce this Section 6.2; this provision shall not however be deemed to diminish or supplant the right of Gateway to claim and recover money damages for any breach hereof in addition to obtaining equitable relief therefor.

         6.3      Certain Transitional Matters

         (a) Changes in Ownership and Terms. Seller and Purchaser shall work together to create the required regulatory notices.

         (b) Reporting to Credit Bureaus. Seller and Purchaser shall jointly assume responsibility for reporting the sale of the Accounts to the relevant credit bureaus.

         (c)      Servicing of Accounts.

                  (1) From the Effective Time through (30) thirty days after the Closing Date or September 30, 2001, whichever is later (the "Transition Date") Seller shall continue to service the Receivables through Associates consistent with past practice at a reimbursable cost solely related to the Receivables not to exceed the monthly per account charge set forth on Schedule B of the Servicing Agreement (provided that Purchaser shall not be obligated to pay any costs charged by Associates in connection with the transfer of the Receivables to Purchaser). After the Effective Time, no mass or blanket settlements on Accounts have occurred unless such accounts were at least ninety (90) days past due on or before July 16, 2001. No mass or blanket settlements on Accounts shall be offered after July 16, 2001 without Purchaser's direction or consent in its sole discretion.

                  (2) On the Closing Date, Seller shall notify Associates in writing (in a form reasonably acceptable to Purchaser and which shall include an executed acknowledgment from Associates) that from the Closing Date through the Transition Date Purchaser shall have the right to monitor and direct Associates' activity and collection programs relative to the

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                  Accounts, provided such monitoring and direction are in
                  compliance with the terms and provisions of the Servicing Agreement. This right shall terminate in the event of a termination of this Agreement.

                  (3) From and after the Transition Date, Purchaser shall have sole responsibility to maintain and service the Accounts in accordance with all requirements of Applicable Law, and shall be responsible for all payments therefore accruing from and after the Closing Date.

                  (4) From and after the Transition Date, Purchaser shall have the sole and exclusive right to collect the Receivables. Seller, to the extent it receives collections from the Receivables which are not deposited into the Trust Account shall transfer such collections to Purchaser within five business days. Seller shall also cause any Affiliate to comply with the provisions of this section as if it was a Seller hereunder or shall otherwise be liable for the failure of an Affiliate or servicer with which Purchaser is not in privity to comply with this section.

                  (5) Seller shall irrevocably notify Associates on the Closing Date, and Associates shall acknowledge, that Purchaser shall have the sole and exclusive right to direct payments and otherwise monitor and direct Associates' activity and collection programs relative to the Accounts through the Transition Date pursuant to the terms and conditions of the Servicing Agreement. Thereafter, all servicing shall be released to Purchaser.

         (d) Seller shall cause Associates to effectuate an orderly transfer of servicing to Purchaser, including, but not limited to: (i) the timely delivery of cash, (ii) the providing of an accurate Tape as of the close of business on September 30, 2001, on or before October 10, 2001, and (iii) on or before October 10, 2001, the completion of all of the items on attached
Schedule 6.3(d) provided that Associates shall continue thereafter be responsible for remitting all collections on the Accounts to the Purchaser.

         (e) Notification of Account Debtors and Third Parties. Purchaser may at any time on or after the Closing Date notify Customers that their Account and the servicing thereof has been sold and assigned to Purchaser, and that amounts due with respect thereto shall be paid directly to Purchaser. Seller shall, at Purchaser's request and in a form reasonably acceptable to Purchaser, notify Customers that their Accounts have been sold or otherwise assigned to Purchaser via the Goodbye Letter. After the Closing Date Seller shall, at Purchaser's request, notify collection agencies and collection attorneys that the Receivables have been sold to Purchaser and that all amounts collected on the Receivables shall be delivered directly to Purchaser and that they shall only take directions from Purchaser. The letter to said collection agencies and attorneys shall be jointly prepared by Purchaser and the Seller promptly and in any event prior to the Closing Date.

         (f) Seller shall, or shall cause Gateway to take the following actions with respect to any payment made by a Customer which was either unapplied or misapplied on the records of Seller as represented by the Tape for the amounts set forth below:

                           (1) with respect to any unapplied or misapplied
                  payments prior to or on the Effective Time which Purchaser did not otherwise receive or receive credit for, Purchaser shall be reimbursed in an amount equal to the amount of such unapplied or misapplied payments multiplied by the Purchase Percentage;

                           (2) with respect to any unapplied or misapplied
                  payment after the Effective Time which Purchaser did not otherwise receive or receive credit for, Purchaser shall be reimbursed by an amount equal to the amount of such unapplied or misapplied payment multiplied by 100%; and

                           (3) any payments due pursuant to this subsection (f)
                  shall be paid within five business days of notice of such unapplied or misapplied payment.

         6.4 No Assumption of Liabilities. Except as provided in this Agreement, Purchaser, in acquiring Receivables pursuant to this Agreement, is not assuming any liability or any obligation of Seller, Gateway or their Affiliates or servicers that arises out of any event or condition occurring or existing at any time through the Closing Date, including without limitation any litigation threatened, pending or instituted against such parties, unpaid sales or intangible taxes or any products liability claim (with respect to product liability claims relating to Gateway products, Purchaser will assume no liability whatsoever regardless of when occurring or existing), and Gateway and Seller acknowledge that such obligations shall remain with either Gateway or Seller as may be appropriate.

         6.5 Remedies of Purchaser for breaches of Section 5.2. The following provisions shall apply solely for valuing the reduction in value in connection with claims relating to a breach of Section 5.2 ("Claims") and shall not limit Purchaser's or any other party's rights pursuant to Section 7.1 or otherwise to claim for other losses or damages other than loss of the value of any Account (provided that Purchaser shall have the right to seek reimbursement of all or a portion of the Purchase Price in seeking indemnification pursuant to
Section 7.1 in connection with third party claims):

         (a) Right to Refund. A breach of any representation or warranty contained in subsections 5.2(g)(1), (g)(3), (i), (l)(1), (o), (q)(1), (q)(2) or
(s) shall entitle Purchaser to recover from Seller an amount equal to the Account Balance of the affected Account(s) as of the date of notification by Purchaser to Seller of the Claim, multiplied by the Purchase Percentage, provided that such loss shall not exceed an amount equal to the Account Balance of the affected Account(s) as of the Effective Time multiplied by the Purchase Percentage.

         (b)      Other Rights to Refund. A breach of any subsection of Section
5.2 other than a subsection expressly numerated in Section 6.5(a) shall entitle Purchaser to recover from Seller the loss in value of the affected Account provided that such loss shall not exceed an amount equal to the Account Balance of the affected Account(s) as of the Effective Time multiplied by the Purchase Percentage.

         (c) Time Period. For purposes of determining if Purchaser may recover under Section 6.5(a) or (b), the breach of the representations and warranties in subsections 5.2(g)(1) and (3), (n) and (s) must be presented to Seller, in writing, with reasonable proof on or before December 31, 2001. In addition, after December 31, 2001, Purchaser shall not assert a claim under
Section 6.5(a) arising from a defense raised by an individual Customer on an individual basis unless (i) that Customer is acting in concert with other similarly situated Customers or with third parties (including without limitation legal counsel for other Customers, or government agencies), (ii) the defense is based on a ruling order or directive of a government authority that may affect a cluster (being 25 or more Accounts or Customers) of similar Accounts or Customers, or (iii) the same defense affects a cluster (being 25 more Accounts or Customers) of similar Accounts or Customers.

         (d) Submissions of Claims. Purchaser may submit to Seller all Claims and the parties will cooperate to resolve such Claims under the following process.

                  (1) Purchaser may submit a list of Claims to Seller along with reasonable evidence of the basis for such Claims and the amount in which Purchaser believes it is entitled to be paid. If evidence as outlined in Schedule 6.5 is provided to Seller and certified by Purchaser, such evidence is presumptively sufficient as to the breach;

                  (2) Within thirty (30) days of receipt of such list, Seller shall either accept or reject each individual Claim by notifying Purchaser in writing, except for such Claims where evidence in compliance with Schedule 6.5 has been provided to Seller, in which case Seller may not reject the Claim (although Seller may object to the amount of any Claim pursuant to Section 6.5(b). If Purchaser shall not have been notified in writing of Seller's acceptance or rejection of any Claim during such (30) thirty-day period, the Claim shall be deemed accepted;

                  (3) Seller will pay to Purchaser the amount owing related to accepted Claims within thirty (30) days from the date such Claim is deemed accepted, or within thirty (30) days after acceptance or other final resolution of each Claim.

                  (4) In the event Seller expressly rejects any Claim within the time period allotted, Seller shall provide to Purchaser within such time period the basis of the objection in writing. Seller and Purchaser shall negotiate in good faith for up to thirty (30) days from notice of rejection to resolve all rejected Claims;

                  (5) In the event a resolution has not been reached within said thirty (30) days, the Purchaser and Seller shall attempt to resolve the dispute under the following procedure, and the parties agree that legal remedies cannot be resorted to until such time that this procedure has been followed. The dispute, including all supporting documentation and the positions of the parties shall be submitted for resolution to each party's most senior officer in charge of the party's business or business unit. Such officers shall meet in person at a neutral location within ten (10) days from expiration of the thirty day period specified above or such earlier rejection. The parties must mutually agree to the resolution within ten-days after meeting or such longer time as they may mutually agree upon. In the event the officers are unable to reach resolution, then the provisions of subsection (6) shall apply.

                  (6)      If any controversy or claim arising out of this
                  Section 6.5 cannot be settled by the parties through the procedures outlined in subsections (1) - (5) above, then each party will have the right to have the dispute settled by binding arbitration. The parties shall within (10) ten days of notice to elect arbitration pursuant to this section select a mutually agreeable arbitrator in accordance with the then applicable provisions of the Commercial Arbitration Rules of the American Arbitration Association, as it may be amended (the "Rules"); otherwise the arbitration will be conducted by three arbitrators according to the Rules. The arbitration shall take place in New York, New York or such other location as the Parties may mutually agree. The arbitration decision shall be final and binding upon the Parties, and judgment upon the award may be enforced in any jurisdiction or court having jurisdiction over the Parties against which enforcement is sought. Seller and Purchaser shall equally share the cost of arbitration provided that the arbitrator shall have the discretion to charge all, or a greater than fifty percent (50%) share of the costs to either Seller or Purchaser if the arbitrator determines that such party has acted in bad faith. Any award shall be paid within five business days of the award being granted by the arbitration panel.

         (e) Notwithstanding any other provision of this Agreement, Purchaser shall not assert, and neither Seller nor Gateway shall be liable for any Claim unless such Claim exceeds $50.

         7.       Indemnification

         7.1 Indemnification by Seller. Seller and Gateway will, on a joint and several basis, indemnify Purchaser, EMCC Servicing LLC, and Computer Finance LLC, EMCC and Asta and their respective Affiliates (the foregoing being the "Purchaser Indemnified Parties") and hold each such party harmless from any liability, loss, cost or expense, including reasonable attorneys' fees, which shall result from or arise out of (i) the breach (or any third-party allegation, which if true would constitute a breach of a Seller representation or warranty) of any of Seller's representations or warranties contained in this Agreement;
(ii) the breach by Seller of any of its covenants or agreements herein contained; or (iii) the Assets to be Sold which exists on, or arises out of any event or condition occurring or existing at any time through the Closing Date; or (iv) the retention of title to any Account which was subject to the provisions of Section 6.5; provided, however, in no event shall Seller be obligated under this Section 7.1 to indemnify the Purchaser Indemnified Parties for any liability, loss, cost or expense which shall result from a Purchaser Indemnified Party's willful misconduct or gross negligence. In case any claim is made, or any suit or action is commenced, against a Purchaser Indemnified Party in respect of which indemnification may be sought by it under this Section 7.1, Purchaser shall promptly give Seller notice thereof and Seller shall be entitled to participate in (or, if Purchaser does not desire to defend, to conduct) the defense thereof at Seller's expense. Seller may (but need not) defend or participate in the defense of any such claim, suit or action, but Seller shall promptly notify Purchaser if Seller shall not desire to defend or participate in the defense of any such claim, suit or action. Purchaser may at any time notify Seller of its intention to settle or compromise any claim, suit or action against a Purchaser Indemnified Party in respect of which payments may be sought by the Purchaser Indemnified Parties hereunder, and Purchaser may settle or compromise any such claim, suit or action unless Seller notifies Purchaser in writing (within ten (10) days after Purchaser has given written notice of its intention to settle or compromise) that Seller intends to indemnify the Purchaser Indemnified Parties and conduct the defense of such claim, suit or action. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which Purchaser has defended or participated in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, Seller as fully as if Seller had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

         Seller or Gateway shall have the option to purchase from Purchaser any Account which is the subject of a third party claim and the provisions of this
Section 7.1 for an amount equal to the Account Balance as of the date of purchase, multiplied by the Purchase Percentage. Purchaser and Seller shall execute such documents as are deemed reasonably necessary to effectuate such purchase on a non-recourse basis.

         7.2 Indemnification by Purchaser. Purchaser will indemnify Seller, Gateway and their respective Affiliates (the forgoing being the "Seller Indemnified Parties") and hold each such party harmless from any liability, loss, cost or expense, including reasonable attorneys' fees, which shall result from or arise out of (i) the breach (or any third-party allegation, which if true would constitute a breach of a Purchaser representation or warranty) of any of Purchaser's representations or warranties in this Agreement; (ii) the breach by Purchaser of any of its covenants or agreements herein; or (iii) any liability or obligation relating to the Assets to be Sold which arises out of any event or condition occurring or existing after the Closing Date; provided, however, that in no event shall Purchaser be obligated under this Section 7.2 to indemnify Seller Indemnified Parties against any liability, loss, cost or expense which shall result from Seller Indemnified Parties's willful misconduct or gross negligence. In case any claim is made, or any suit or action is commenced against Seller Indemnified Parties in respect of which indemnification may be sought by Seller Indemnified Parties under this Section 7.2, Seller shall promptly give Purchaser notice thereof and Purchaser shall be entitled to participate in (or, if Seller does not desire to defend, to conduct) the defense thereof at Purchaser's expense. Purchaser may (but need not) defend or participate in the defense of any such claim, suit or action, but Purchaser shall promptly notify Seller if Purchaser shall not desire to defend or participate in the defense of any such claim, suit or action. Seller may at any time notify Purchaser of its intention to settle or compromise any claim, suit or action against Seller Indemnified Parties in respect of which payments may be sought by Seller Indemnified Parties hereunder (and in the defense of which Purchaser has not previously elected to participate), and Seller may settle or compromise any such claim, suit or action unless Purchaser notifies Seller in writing (within ten (10) days after Seller has given Purchaser written notice of its intention to settle or compromise) that Purchaser intends to indemnify Seller Indemnified Parties and conduct the defense of such claim, suit or action. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which Seller has defended or participated in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, Purchaser as fully as if Purchaser had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

         EMCC Servicing LLC and EMCC (collectively the "EMCC Party"), and Computer Finance LLC and Asta (collectively the "Asta Party") intend to split the Receivables into two separate and distinct pools, an entity from each group purchasing a pool. To the extent Seller Indemnified Parties have a claim against

Purchaser pursuant to this Section 7.2, the EMCC Party join in the indemnity to the extent the claim arose from an action or failure to act by an EMCC Party, and the Asta Party joins in the indemnity to the extent the claim arose from an action or failure to act by an Asta Party. In no event shall an EMCC Party to liable to Seller pursuant to this Section 7.2 as a result of an act or failure to act by an Asta Party, nor shall an Asta Party be liable for an act or failure to act by an EMCC Party.

         8. Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser to consummate the purchase provided for herein are subject to the fulfillment (except to the extent, if any, waived by Purchaser) of the following conditions at or prior to the Closing Date:

         8.1 Regulatory Approvals. All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

         8.2 Absence of Litigation. There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against Seller or Purchaser to prevent the consummation of the sale of the Assets to be Sold hereunder and, on the Closing Date, there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale.

         8.3 Truth of Representations. The representations and warranties of Seller set forth in this Agreement shall be true in all material respects as though made again on and as of the Closing Date.

         8.4 Performance of Covenants. The covenants and agreements of Seller set forth in this Agreement and to be performed on or before the Closing Date shall have been performed in all material respects.

         8.5 Items to be Delivered by Seller. Seller shall have delivered to Purchaser:

         (a) The Bill of Sale Agreement, and other instruments and documents as counsel for Purchaser may reasonably require as necessary or desirable for confirming the transfer, assignment and conveyance of title to the Assets to be Sold to Purchaser, all in form and substance satisfactory to Purchaser.

         (b) A certificate signed by a duly authorized officer of Seller to the effect that (i) the warranties and representations of Seller in this Agreement are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Seller to be performed hereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail and providing a timetable for such covenants to be performed, in which event the Closing Date may be postponed at the option of the Purchaser.

         (c)      The Closing Statement.

         (d)      Such other documents as set forth in Section 3.4.

         (e) The Goodbye Letter and similar letters to Associates and third parties otherwise collecting or servicing the Accounts, each in the form prepared by Purchaser and approved by Seller.

         9. Conditions Precedent to the Obligations of Seller. The obligation of Seller to consummate the sale provided for herein is subject to the fulfillment (except to the extent, if any, waived by Seller) of the following conditions at or prior to the Closing Date:

         9.1 Regulatory Approvals. All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

         9.2 Absence of Litigation. There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against Seller or Purchaser to prevent the consummation of the sale of the Assets to be Sold by Seller to Purchaser pursuant hereto, and on the Closing Date there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale.

         9.3 Truth of Representations. The representations and warranties of Purchaser set forth in this Agreement shall be true in all material respects as though made again on and as of the Closing Date.

         9.4 Performance of Covenants. The covenants and agreements of Purchaser set forth in this Agreement and to be performed on or before the Closing Date shall have been performed in all material respects.

         9.5 Items to be Delivered by Purchaser. Purchaser shall have delivered to Seller:

         (a) A payment to Seller by transfer of funds immediately available of the purchase price provided for in Sections 3.1 and 3.2.

         (b) The Bill of Sale Agreement, and other instruments and documents as counsel for Seller may reasonably require as necessary or desirable for confirming the receipt and assumption of title to the Assets to be Sold by Purchaser, all in form and substance satisfactory to Seller.

         (c) A certificate signed by a duly authorized officer of Purchaser to the effect that (i) the warranties and representations of Purchaser in this Agreement are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Purchaser to be performed hereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail and providing a timetable for such covenants to be performed, in which event the Closing Date may be postponed at the option of the Seller.

         (d)      The Closing Statement.

         (e)      Such other documents as set forth in Section 3.4.

         (f) The form of Goodbye Letter and similar letters to Associates and third parties otherwise collecting or servicing the Accounts (each such form subject to the approval of Seller).

         10.      Miscellaneous

         10.1 Expenses. Except as is otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys' fees, broker fees (except as otherwise provided elsewhere in this Agreement), conversion costs, accounting fees and other expenses.

         10.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, via nationally recognized overnight courier service, return receipt requested:

If to Seller:              Your:)Bank.com
                           5420 West 2100 South, Mail Drop UT-133
                           Salt Lake City, UT 84120
                           Attn: President

With copies to:            Gateway, Inc.
                           4545 Towne Centre Court
                           San Diego, CA 92121
                           Fax#:  (858) 799-3413
                           Attention: General Counsel

If to Purchaser:           Computer Receivable Acquisition Group LLC
                           33 Riverside Drive
                           Pembroke, MA 02359
                           Fax#:  (781) 829-1802
                           Attention:  General Counsel

                           Computer Finance LLC
                           210 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
                           Fax#:  (201) 569-4595
                           Attention:  Manager

         The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 10.2. Any notice, demand or other communication given pursuant to the provisions of this Section 10.2 shall be deemed to have been given on the date actually delivered or five (5) days following the date deposited in the United States mail, properly addressed, postage prepaid, as the case may be.

         10.3 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by Seller without the written consent of Purchaser.

         10.4 Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This agreement may also be executed by facsimile provided that original signatures are sent immediately to the other parties hereto.

         10.5 Governing Law. The laws of the State of New York applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         10.6 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         10.7 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement.

         10.8 Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written agreements specifically referred to herein embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This instrument and the agreements contained herein may be amended or modified only by a written instrument signed by both parties or their duly authorized agents.

         10.9 Severability. If any of the provision of this Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the remainder of this Agreement.

         10.10 Sale Does Not Constitute a Securities Transaction. The transactions contemplated by this Agreement do not involve, nor are they intended in any way to constitute, the purchase of a "security" or "securities" within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Seller shall create any inference that the transactions involve any "security" or "securities".

         10.11 Gramm-Leach-Bliley Act. Notwithstanding this Agreement or any other agreement to the contrary, it is understood and agreed that member and customer information obtained pursuant to this Agreement will be held in strict confidence and used only as necessary as contemplated by this Agreement and as permitted by applicable law in compliance with the Gramm-Leach-Bliley Act. Access to member and customer information will be limited to those employees and agents needing such information as contemplated by this Agreement and pursuant to reasonable business practices adopted to limit access and unauthorized disclosure of same or as permitted by applicable law. Member and customer information will be disclosed to non-Affiliated third parties only as necessary as contemplated by this Agreement or as permitted by applicable law. This provision shall survive termination of this Agreement.

         10.12 Non-Merger. The provisions of this Agreement shall not merge with the Bill of Sale or any other documents after the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the ___ day of August, 2001.

YOUR:)BANK.COM


By:________________________________
John L. Richards
President

Dated:__________________________

COMPUTER RECEIVABLE ACQUISITION GROUP, LLC

By:  EMCC SERVICING LLC

         By: EMCC, Inc., its Sole Manager and Member


         By:________________________________________
         Name:  Stacey Schacter, CEO

         Dated:_____________________________

By:  COMPUTER FINANCE LLC

         By:  Asta Funding, Inc., its Sole Member


         By:___________________________________________
         Name: Mitch Herman, Manager

         Dated:________________________________________

As to Sections 6.5 and 7.1:
GATEWAY, INC.


By:________________________________
Joseph Burke
Chief Financial Officer

As to Section 7.2:
EMCC SERVICING LLC
By:  EMCC, INC., its sole member

By:________________________________
Name:  Stacey Schacter

As to Section 7.2:
COMPUTER FINANCE LLC


By:  _______________________________
Name:  _____________________________
Its:  _______________________________

As to Section 7.2:
EMCC, INC.


By:________________________________
Name:  Arthur Levine, President
Dated August 16, 2001

As to Section 7.2
ASTA FUNDING, INC.


By:________________________________
Name:  Mitchell Herman, CFO

                                    EXHIBIT A
                             BILL OF SALE AGREEMENT

         THIS BILL OF SALE AND ASSUMPTION AGREEMENT is effective as of August 15, 2001, is between Your:)Bank.com, a Utah Industrial Loan Corporation ("Seller"), and Computer Receivable Acquisition Group, LLC, a Delaware limited liability company ("Purchaser"). Unless otherwise defined herein, terms used herein shall have the meanings specified in the Account Purchase Agreement effective as of August 15, 2001, between Seller and Purchaser (the "Purchase Agreement").

         Seller, for value received and in connection with the Purchase Agreement, transfers, sells, assigns, conveys, grants, and delivers to Purchaser and Purchaser's successors and assigns free, clear and unencumbered title to the Assets to be Sold as defined in the Purchase Agreement and all of Seller's rights thereto effective as of 12:01 AM on June 1, 2001 (the "Effective Time"). The sale will be without recourse to Seller and without warranty of any kind (including, without limitation, warranties pertaining to title, validity, collectibility, accuracy or sufficiency of information, and applicability of any statute of limitations), except as stated in the Purchase Agreement or herein.

YOUR:)BANK.COM


By:________________________________
John L. Richards
President

Dated:__________________________

COMPUTER RECEIVABLE ACQUISITION GROUP, LLC

By:  EMCC SERVICING LLC

         By: EMCC, Inc., its Sole Manager and Member


         By:________________________________________
         Name:  Stacey Schacter, CEO

         Dated:_____________________________

By:  COMPUTER FINANCE LLC


         By:___________________________________________
         Name: Mitch Herman, Manager

         Dated:________________________________________

                                    EXHIBIT B
                                CLOSING STATEMENT

                            TO BE PROVIDED AT CLOSING

                                    EXHIBIT C

                             [Intentionally Omitted]

                                   EXHIBIT D-1
                            FORMS OF LOAN AGREEMENTS

                                   EXHIBIT D-2
                           FORMS OF LOAN APPLICATIONS

                                    EXHIBIT E
                          FORM OF POWER OF ENDORSEMENT

                               BLANKET ENDORSEMENT

         YOUR:)BANK.COM, a Utah Industrial Loan Company ("Seller"), by execution of this instrument, does hereby endorse any and all checks, money orders, or other payment instruments which are made payable to Seller and received by Computer Receivable Acquisition Group LLC, its successors and assigns (including without limitation EMCC Servicing LLC and Computer Finance LLC) ("Purchaser") relating to payment on any Accounts which are received after August 15, 2001 as payment or satisfaction of any Receivables transferred and described under the terms and provisions of the Account Purchase Agreement dated as of August 15, 2001 between Purchaser and Seller.

         This endorsement is without recourse or warranties.

         This endorsement may be effectuated by attaching either this instrument or a copy or facsimile hereof to each or any instrument of the type referred to above.

YOUR:)BANK.COM


By: ___________________________
John L. Richards, President

                                 Schedule 5.2(l)
                                   Litigation

California:

         o Marvin R. Hamm v. Gateway, Inc., San Diego, CA, Superior Court, Civil Matter No. GIC-756082

Alabama:

         o James A. Anthony et al v Gateway Companies, Inc and Hurley State Bank, Bullock County, AL, Circuit Court, Civil Matter No. CV 01-14

         o Gerthie Brown et al v. Gateway Companies, Inc. and Hurley State Bank, Bullock County, AL, Circuit Court, Civil Matter No. CV-00-137

         o Darlene Cooks et al v. Gateway Companies, Inc. and Hurley State Bank, Bullock County, AL, Circuit Court, Civil Matter No. CV01-13

         o Christine G. Foster et al v. Gateway Companies, Inc and Hurley State Bank, Bullock County, AL, Circuit Court, Civil Matter No. CV 01-011

         o Margaret O. Pickett et. al v. Gateway Companies, Inc. and MBNA, Bullock County, AL, Circuit Court, Civil Matter No. CV-00-184

         o Cametria Scott v. Gateway Companies, Inc. and MBNA America, Bullock County, AL, Circuit Court, Civil Matter No. CV-00-136

         o Mary E Williams et al v. Gateway Companies, Inc. and Hurley State Bank, Bullock County, AL, Circuit Court, Civil Matter No. CV 01-34

                                  Schedule 6.2
                               Gateway Competitors

Apple
IBM
Hewlett Packard
Dell
Compaq
eMachines
Toshiba
MicronPC
Sony
Acer
Best Buy
Staples
CompUSA
Office Depot
OfficeMax
Circuit City
America Online
Microsoft
AT&T

                                 Schedule 6.3(d)
                               Transition Schedule


August 23: Closing

         This closing will be based on a settlement statement prepared as follows:

         Effective date of May 31, 2001

         Recognition of cash transactions through July 31, 2001

         Holdback of $8 million, pending true-up (August cash)

         Exclusion of bankrupt and deceased accounts

         Inclusion of all tier 5 and 6 accounts remaining in 7 logos

September 6 (or so): True-up

         This true-up will reconcile all settlement statement items, and all August cash activity against the closing holdback for August cash.

September 1 through September 30:

         ACS will service the accounts including, without limitation, statements, calls, etc. All cash will be deposited into a YB trust account, with a daily wire of funds and electronic transmission of corresponding activity detail to the buying group. Statements sent out for cycles 23 and 25 will include a new payment address (of the buying group) for only the accounts sold.

As of September 30, 2001, to be delivered to Purchaser no later than October 6, 2001, final conversion tape.

October 1 forward:

         Buying group will begin servicing and statement preparation.
         Any cash received by ACS will be bundled (either into one bundle for the buying group, or one bundle for EMCC and one bundle for Asta) and overnighted to the address(es) provided to ACS. EMCC and Asta will post any such payments manually.

October 10 (or so): True-up

         This true-up will reconcile September activity and payments to the final conversion file sent to the buying group.

                                  Schedule 6.5
        Reasonable Evidence of Breaches of Representations and Warranties

Section:                   Evidence:

5.2(g)(1), (g)(3)          cancelled checks, money order receipts and credit
                           card statements

5.2(s) Death certificate, obituary, copy of bankruptcy petition notice or other pleading, report from a reputable service bureau such as BANKO

5.2(o) Filed complaint in a legal proceeding, copy of a writing from a government official, copy of a letter from an attorney

5.2(n) Written settlement offer, Associates collector notes in Books and Records

5.2(f)                     UCC Filing, title search

5.2(i) Filed complaint in a legal proceeding, copy of a writing from a government official, copy of a letter from an attorney

5.2(l)                     Ccopy of filing(s)